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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2003

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11566	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO	80112-5000
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-290-8700

N/A
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On June 30, 2003, MarkWest Hydrocarbon, Inc. completed the sale of the majority of its San Juan Basin oil and gas properties to XTO Energy Inc. for approximately $50.8 million in cash. MarkWest Hydrocarbon expects to close on the remaining properties, valued at approximately $8.7 million, upon receipt of necessary consents, in the near future. Net proceeds after transaction costs are expected to be approximately $59.5 million, while cash proceeds after various adjustments are expected to be approximately $51.0 million. The proceeds from the sale will be used to expand our Canadian drilling program, to repay debt outstanding under our existing credit facility in the amount of approximately $40.3 million, and for general corporate purposes.

        The disposition is reflected in the Company's unaudited pro forma financial information filed as part of this report in Item 7.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)
Financial Statements of Businesses Acquired.

        N/A

(b)
Pro Forma Financial Information.

        The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2002, and the three months ended March 31, 2003, presents the historical operations of MarkWest Hydrocarbon as if the transaction had occurred on January 1, 2002. The accompanying unaudited pro forma balance sheet is presented as if the transaction occurred as of March 31, 2003.

        The unaudited pro forma consolidated financial statements have been prepared by MarkWest Hydrocarbon's management based upon the historical financial statements of MarkWest Hydrocarbon and preliminary estimates of fair values, which are subject to change pending a final analysis of the fair values.    These pro forma statements are not indicative of the results that actually would have occurred if the disposition had been completed on the dates indicated or which may be obtained in the future. The pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements included in MarkWest Hydrocarbon's previous filings with the Securities and Exchange Commission.

MARKWEST HYDROCARBON, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

March 31, 2002
(in thousands, except share and per share data)

ASSETS	MarkWest Hydrocarbon, Inc. Historical	Pro Forma Adjustments		MarkWest Hydrocarbon, Inc. Pro Forma
Current assets:
Cash and cash equivalents	$7,908	$50,665	(A)	$16,523
		(40,807	)(B)
		(1,243	)(C)
Receivables, net	38,446	8,747	(A)	47,193
Inventories	3,223			3,223
Prepaid replacement natural gas	2,104			2,104
Other assets	1,310			1,310

Total current assets	52,991	17,362		70,353
Property, plant and equipment:
Gas processing, gathering, storage and marketing equipment	159,614			159,614
Oil and gas properties and equipment, full cost method	154,164	(30,976	)(A)	123,188
Land, buildings and other equipment	7,627	(517	)(A)	7,110
Construction in progress	1,640			1,640

	323,045	(31,493)		291,552
Less: accumulated depreciation, depletion and amortization	(65,469)	6,150	(A)	(59,319)

Total property and equipment, net	257,576	(25,343)		232,233
Risk management asset	638			638
Intangible assets, net	2,605			2,605
Note receivable from employees	271			271

Total assets	$314,081	$(7,981)		$306,100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,596	$(796	)(A)	$43,800
Current taxes payable	—	17,740	(F)	17,740
Accrued liabilities	8,178	(808	)(A)	7,370
Risk management liability	13,960	(307	)(B)	12,485
		(1,168	)(C)

Total current liabilities	66,734	14,661		81,395
Deferred income taxes	33,666	210	(B)	30,164
		472	(C)
		(4,184	)(F)
Long-term debt	105,824	(40,256	)(B)	65,568
Risk management liability	1,761	(244	)(B)	1,442
		(75	)(C)
Other long-term liabilities	6,646			6,646
Minority interest in consolidated subsidiary	45,345			45,345
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01, 5,000,000 shares authorized, 0 shares outstanding	—			—
Common stock, par value $0.01, 20,000,000 shares authorized, 8,561,374 shares issued,	87			87
Additional paid-in capital	42,747			42,747
Retained earnings	18,651	35,673	(A)	38,974
		(551	)(B)
		(1,243	)(C)
		(13,556	)(F)
Accumulated other comprehensive income (loss), net of tax	(6,987)	341	(B)	(5,875)
		771(C	)
Treasury stock, 64,561 shares	(393)			(393)

Total stockholders' equity	54,105	21,435		75,540

Total liabilities and stockholders' equity	$314,081	$(7,981)		$306,100

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2002
(in thousands, except per share data)

	MarkWest Hydrocarbon, Inc. Historical	Pro Forma Adjustments			MarkWest Hydrocarbon, Inc. Pro Forma
Revenues:
Gathering, processing and marketing revenue	$154,338	$			$154,338
Exploration and production revenue	32,923		(8,849	)(D)	24,074

Total revenues	187,261		(8,849)		178,412

Operating expenses:
Purchased gas costs	127,526				127,526
Plant operating expenses	16,257				16,257
Lease operating	7,912		(2,030	)(D)	5,882
Transportation costs	1,680		(1,129	)(D)	551
Production taxes	2,044		(520	)(D)	1,524
Selling, general and administrative expenses	11,885				11,885
Depreciation and depletion	21,388		(2,193	)(D)	19,195
Gain on sale of oil and gas properties	—		(35,673	)(A)	(35,673)

Total operating expenses	188,692		(41,545)		147,147

Income (loss) from operations	(1,431)		32,696		31,265
Other income and (expense):
Interest income	65				65
Interest expense	(3,840)		1,964	(E)	(1,876)
Write-down of deferred financing costs	(2,977)				(2,977)
Gain on sale of non-operating assets	5,454				5,454
Gain on sale of non-operating asset to a related party	141				141
Minority interest in net income of consolidated subsidiary	(1,947)				(1,947)
Other expense, net	(73)				(73)

Income (loss) before income taxes	(4,608)		34,660		30,052
Provision (benefit) for income taxes	(1,812)		13,171	(F)	11,359

Net income (loss)	$(2,796)		$21,489		$18,693

Basic earnings (loss) per share of common stock	$(0.33)				$2.20

Earnings (loss) per share assuming dilution	$(0.33)				$2.20

Weighted average number of outstanding shares of common stock:
Basic	8,500				8,500

Assuming dilution	8,513				8,513

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2003
(in thousands, except per share data)

	MarkWest Hydrocarbon, Inc. Historical	Pro Forma Adjustments			MarkWest Hydrocarbon, Inc. Pro Forma
Revenue:
Gathering, processing and marketing	$50,651	$			$50,651
Exploration and production	10,659		(3,615	)(D)	7,044

Total revenue	61,310		(3,615)		57,695
Operating expenses:
Purchased gas costs	46,003				46,003
Plant operating expenses	4,506				4,506
Lease operating expenses	1,608		(622	)(D)	986
Transportation costs	513		(344	)(D)	169
Production taxes	728		(305	)(D)	423
Selling, general and administrative expenses	3,137				3,137
Depreciation, depletion and amortization	5,098		(669	)(D)	4,429

Total operating expenses	61,593		(1,940)		59,653

Income (loss) from operations	(283)		(1,675)		(1,958)
Other income and (expenses):
Interest income	24				24
Interest expense	(1,087)		505	(E)	(582)
Minority interest in net income of consolidated subsidiary	(874)				(874)
Other income (expense)	(15)				(15)

Income (loss) before income taxes	(2,235)		(1,170)		(3,405)
Provision (benefit) for income taxes	(1,222)		(445	)(F)	(1,667)

Income (loss) from continuing operations	$(1,013)		$(725)		$(1,738)

Basic earnings (loss) per share of common stock	$(0.12)				$(0.20)

Earnings (loss) per share assuming dilution	$(0.12)				$(0.20)

Weighted average number of outstanding shares of common stock:
Basic	8,511				8,511

Assuming dilution	8,514				8,514

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  Basis of Presentation

        The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2003, adjusts MarkWest Hydrocarbon, Inc.'s balance sheet for the disposition of its San Juan Basin oil and gas properties as if the disposition had occurred on March 31, 2003. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2002, and the three months ended March 31, 2003, adjusts the historical operations of MarkWest Hydrocarbon, Inc. for the disposition of its San Juan Basin properties as if the transaction had occurred on January 1, 2002.

        These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

  Adjustments

(A)
This entry records the disposition of the San Juan Basin properties. In addition to recording cash received and the removal of the net book value of the properties sold:

•
Accounts receivable increased primarily due to the recording of an $8.7 million receivable for a portion of the sale proceeds held in escrow awaiting (a) response from a third party who holds a right of first refusal on a portion of the properties and (b) title and other resolution.

•
Related revenue held in suspense was settled thereby reducing accounts payable.

•
Related accrued ad valorem taxes were settled thereby reducing accrued liabilities.

        The gain on sale is calculated as follows (in thousands):

Sales price	$60,455
Plus:
Pipeline imbalance receivable (payable)	(43)
Revenue held in suspense	796
Ad valorem taxes accrued	808
Less:
Net book value of properties and equipment sold	(25,343)
Transaction costs	(1,000)

Gain on sale	$35,673

(B)
With a portion of the proceeds, MarkWest Hydrocarbon paid down debt. Also, related float-for-fixed interest rate swaps were settled.

(C)
With the sale of the San Juan oil and gas properties, related hedges of anticipated sales of production were settled.

(D)
This entry eliminates the operating results of the San Juan Basin properties.

(E)
Interest expense decreases as a result of MarkWest Hydrocarbon paid down debt with a portion of the proceeds.

(F)
This entry records the tax implications of the sale.

  Earnings Per Share

        Pro forma basic earnings per share are computed by dividing pro forma net income by the weighted average number of shares outstanding during the period. Pro forma diluted earnings per share are computed by dividing pro forma net income by all shares and dilutive potential shares outstanding during the period.

(c)
Exhibits.

Exhibit No.	Exhibit Description
10	Purchase and Sale Agreement, dated as of June 5, 2003, by and among MarkWest Hydrocarbon, Inc., MarkWest Resources, Inc. and XTO Energy Inc.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: July 15, 2003	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10	Purchase and Sale Agreement, dated as of June 5, 2003, by and among MarkWest Hydrocarbon, Inc., MarkWest Resources, Inc. and XTO Energy Inc.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARKWEST HYDROCARBON, INC. PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
MARKWEST HYDROCARBON, INC. PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
MARKWEST HYDROCARBON, INC. NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX